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                                                                    Exhibit 23.7


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) filed by World Access, Inc. relating to common stock to be issued pursuant to the terms of various agreements with former NACT Telecommunications, Inc. optionholders, of our report dated June 5, 1998, with respect to the combined financial statements of Cherry Communications Incorporated (d/b/a/ Resurgens Communications Group) and Cherry Communications U.K. Limited for the year ended December 31, 1997, included in the Current Report on Form 8-K filed by World Access, Inc. on July 27, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed by World Access, Inc. on September 4, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed by World Access, Inc. on September 25, 1998.




                                             /s/ Ernst & Young LLP

Atlanta, Georgia
October 30, 1998